EXHIBIT 10.3

May 23, 2005


AMCON Distributing Company
7405 Irvington Road
Omaha, Nebraska 68122

And

The Beverage Group, Inc.
2 North Lake Avenue, Suite 910
Pasadena, California 91101

And

Chamberlin Natural Foods, Inc.
430 North Orlando Avenue
Winter Park, Florida 32789

And

Hawaiian Natural Water Company, Inc.
98-746 Kuahao Place
Pearl City, Hawaii 96782

And

Health Food Associates, Inc.
7807 East 51st Street
Tulsa, Oklahoma 74145

And

Trinity Springs, Inc.
1101 West River Street
Suite 370
Boise, Idaho 83702


RE:  REVISED SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND
SECURITY AGREEMENT

Gentlemen:

AMCON Distributing Company, a Delaware corporation, ("AMCON"), The Beverage Group, Inc., a Delaware corporation, ("Beverage Group"), Hawaiian Natural Water Company, Inc., an Oklahoma corporation, ("Hawaiian Natural"), Chamberlin Natural Foods, Inc., a Florida corporation, ("Chamberlin Natural"), and Health Food Associates, Inc., an Oklahoma corporation, ("Health Food") (AMCON, Beverage Group, Hawaiian Natural, Chamberlin Natural, and Health Food are each referred to as a "Borrower" and are collectively referred to as "Borrowers") and LaSalle Bank National Association, a national banking association (in its individual capacity, "LaSalle"), as agent (in such capacity as agent, "Agent") for itself, Gold Bank, a Kansas state bank, and all other lenders from time to time a party hereto ("Lenders"), have entered into that certain Amended and Restated Loan and Security Agreement dated September 30, 2004 (the "Security Agreement"). From time to time thereafter, Borrower, Agent and Lenders may have executed various amendments (each an "Amendment" and collectively the "Amendments") to the Security Agreement (the Security Agreement and the Amendments hereinafter are referred to, collectively, as the "Agreement"). Borrower, Agent and Lenders now desire to further amend the Agreement as provided herein, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  The Agreement hereby is amended as follows:

(a) Section 1 of the Agreement is hereby amended to add the following definition in its appropriate alphabetical order:
"Control Agreement" shall mean an agreement among Agent, a Borrower and a financial institution with respect to a Lock Box, Lock Box Account or other Deposit Account, which agreement, among other things, acknowledges Agent's security interest in such account, provides that such financial institution has no right to setoff against account, and provides that such financial institution shall, following the occurrence of an Event of Default, wire, or otherwise transfer in immediately available funds to Agent in a manner satisfactory to Agent, funds deposited in such account on a daily basis as such funds are collected or as otherwise directed by Agent, without requiring any further consent from any Borrower or Borrower Representative.

(b) Section 8 of the Agreement is hereby amended and restated in its entirety, as follows:

8.  COLLECTIONS.

(a) The Borrowers shall maintain one or more depository accounts with the Agent or at another financial institution acceptable to Agent (a "Local Depository Account"). Such financial institutions shall have executed a Control Agreement. With respect to each Borrower, until such time as Agent shall, in its sole discretion, after the occurrence of an Event of Default, notify such Borrower that Agent will require such Borrower to establish and maintain a Lock Box (as defined below) and Lock Box Account (as defined below), such Borrower shall collect and enforce all of its Accounts and shall retain the right to direct the disposition of the funds from any of the Borrowers accounts. All costs of enforcement and collection of such Borrower's Accounts shall be borne solely by such Borrower, whether the same are incurred by Agent or by such Borrower.

(b) At such time as Agent shall require, following the occurrence of an Event of Default, each Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box (the "Lock Box") designated by, and under the exclusive control of, Agent, at a financial institution acceptable to Agent or as otherwise directed by Agent. Each Borrower shall establish an account (the "Lock Box Account") in Agent's name with a financial institution acceptable to Agent, into which all payments received in the Lock Box shall be deposited, and into which such Borrower will immediately deposit all payments received by such Borrower on Accounts in the identical form in which such payments were received, whether by cash or check. In addition, Agent may exercise its rights under the Control Agreements to direct all amounts received in such accounts to be sent on a daily basis directly to Agent or to the Lock Box Account. If a Borrower, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of a Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with such Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as Proceeds of Accounts or other Collateral, such Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Agent and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lock Box Account. The financial institution with which the Lock Box Account is established shall acknowledge and agree, in a manner satisfactory to Agent, that such financial institution will follow the instructions of Agent with respect to disposition of funds in the Lock Box and Lock Box Account without further consent from Borrowers, that the amounts on deposit in such Lock Box and Lock Box Account are the sole and exclusive property of Agent, that such financial institution has no right to setoff against the Lock Box or Lock Box Account or against any other account maintained by such financial institution into which the contents of the Lock Box or Lock Box Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds to Lender in a manner satisfactory to Agent, funds deposited in the Lock Box Account on a daily basis as such funds are collected. All checks, drafts, instruments and other items of payment or Proceeds of Collateral received by Agent shall be endorsed by the applicable Borrower to Agent, and, if that endorsement of any such item shall not be made for any reason, Agent is hereby irrevocably authorized to endorse the same on such Borrower's behalf. For the purpose of this section, each Borrower irrevocably hereby makes, constitutes and appoints Agent (and all Persons designated by Lender for that purpose) as such Borrower's true and lawful attorney and agent-in-fact (i) to endorse such Borrower's name upon said items of payment and/or Proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of such Borrower or Goods pertaining thereto;
(ii) to take control in any manner of any item of payment or Proceeds thereof and (iii) to have access to any lock box or postal box into which any of such Borrower's mail is deposited, and open and process all mail addressed to such Borrower and deposited therein.
Each Borrower agrees that, following the occurrence of an Event of Default, all payments made to such Lock Box Account or otherwise received by Agent, whether in respect of the Accounts or as Proceeds of other Collateral or otherwise, will be applied on account of the Liabilities in accordance with the terms of this Agreement. Each Borrower agrees to pay all fees, costs and expenses in connection with opening and maintaining the Local Depository Accounts and/or the Lock Box and Lock Box Account. All of such fees, costs and expenses if not paid by such Borrower, may be paid by Agent and in such event all amounts paid by Agent shall constitute Liabilities hereunder, shall be payable to Agent by Borrowers upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

(c) Agent may, at any time after the occurrence of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities,
(i) enforce collection of any of Borrowers' Accounts or other amounts owed to a Borrower by suit or otherwise; (ii) exercise all of such Borrower's rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to such Borrower; (iii) surrender, release or exchange all or any part of any Accounts or other amounts owed to such Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of such Borrower or other amount owed to such Borrower upon such terms, for such amount and at such time or times as Agent deems advisable; (v) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to such Borrower; and (vi) do all other acts and things which are necessary, in Agent's sole discretion, to fulfill such Borrower's obligations under this Agreement and the Other Agreements and to allow Agent to collect the Accounts or other amounts owed to such Borrower. In addition to any other provision hereof, Agent may at any time, after the occurrence of an Event of Default, at Borrowers' expense, notify any parties obligated on any of the Accounts to make payment directly to Agent of any amounts due or to become due thereunder.

(d) For purposes of calculating interest and fees, Agent shall, on the same Business Day after receipt by Agent at its office in Chicago, Illinois of (i) checks and (ii) cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral, apply the whole or any part of such collections or Proceeds against the Liabilities in such order as Agent shall determine in its sole discretion. For purposes of determining the amount of Loans available for borrowing purposes, checks and cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral shall be applied in whole or in part against the Liabilities, in such order as Agent shall determine in its sole discretion, on the day of receipt, subject to actual collection.

(e) On a monthly basis, Agent shall deliver to Borrower Representative an account statement showing all Loans, charges and payments, which shall be deemed final, binding and conclusive upon Borrowers unless Borrower Representative notifies Agent in writing, specifying any error therein, within thirty (30) days of the date such account statement is sent to Borrower Representative and any such notice shall only constitute an objection to the items specifically identified.

(c) Subsection 15(n) of the Agreement is hereby amended and restated in its entirety, as follows:

            (n)  Material Adverse Change.

            Any material adverse change in the Collateral, business, property, assets, prospects, operations or condition, financial or otherwise of any Obligor, as determined by Requisite Lenders in their reasonable discretion or the occurrence of any event which, in Requisite Lenders' reasonable discretion, could have a Material Adverse Effect.

(d) Subsection 4(c)(vi) of the Agreement is hereby amended in its entirety to add the following provisions:

(vi) Transaction Fee: Borrower shall pay to Agent for its benefit a transaction fee of Two Thousand No/100 Dollars ($2,000.00) with respect to internal costs and expenses (in addition to any reimbursable out-of-pocket costs and expenses of Agent) related to this Second Amendment, which fee shall be fully earned by Agent on the date of this Second Amendment and payable on May 31, 2005.

2. This Amendment shall not become effective until fully executed by all parties hereto and until Lender is in receipt of an original First Amendment and related documents.

3. Except as expressly amended hereby and by any other supplemental documents or instruments executed by either party hereto in order to effectuate the transactions contemplated hereby, the Agreement thereto hereby is ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof.





LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as Agent and a Lender

By           /s/ Joseph G. Fudacz
             -----------------------
Title        Senior Vice President
             -----------------------

Revolving Loan Commitment: $35,975,757.00
Term Loan A Commitment:  $709,243.00
Term Loan B Commitment:  $3,333,000.00



GOLD BANK, a Kansas state bank, as a Lender

By           /s/ Mark Jannaman
             -----------------------
Title        Vice President
             -----------------------

Revolving Loan Commitment:  $17,960,910.00
Term Loan A Commitment:  $354,090.00
Term Loan B Commitment $1,667,000.00



ACKNOWLEDGED AND AGREED TO
this 23rd day of May, 2005:

AMCON DISTRIBUTING COMPANY

By           /s/ Michael D. James
             -----------------------
Title        V.P. and Chief Financial Officer
             -----------------------


THE BEVERAGE GROUP, INC.

By           /s/ Michael D. James
             -----------------------
Title        Secretary
             -----------------------


HAWAIIAN NATURAL WATER COMPANY, INC.

By           /s/ Michael D. James
             -----------------------
Title        Secretary
             -----------------------


CHAMBERLIN NATURAL FOODS, INC.

By           /s/ Michael D. James
             -----------------------
Title        Secretary
             -----------------------


HEALTH FOOD ASSOCIATES, INC.

By           /s/ Michael D. James
             -----------------------
Title        Secretary
             -----------------------


TRINITY SPRINGS, INC.

By           /s/ Michael D. James
             -----------------------
Title        Assistant Secretary
             -----------------------


Consented and agreed to by the following guarantor(s) of the obligations of AMCON
DISTRIBUTING COMPANY, THE BEVERAGE
GROUP, INC., HAWAIIAN NATURAL
WATER COMPANY, INC., CHAMBERLIN
NATURAL FOODS, INC., and HEALTH FOOD
ASSOCIATES, INC. to LaSalle Bank
National Association, as Agent.


/s/ William F. Wright
-----------------------
Wiliam F. Wright

Date: May 23, 2005